Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT


We consent to use in this Post-Effective Amendment No. 24 to Registration Statement No. 33-17850 of Oppenheimer Main Street Funds, Inc. on Form N-1A of our reports dated September 22, 1999, appearing in the Statement of Additional Information, which are a part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statements of Additional Information and "Financial Highlights" in the Prospectuses, which are also a part of such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
December 20, 1999